SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                 9/17/03           20,000-            4.6800
                                 8/27/03            2,000-            4.7500
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 9/19/03            5,000-            4.8100
                                 9/19/03           30,000-            4.9017


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.